UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT
Pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 5, 2010

COMPASS ACQUISITION CORPORATION
(Exact name of registrant as specified in its charter)

Cayman Island	000-52347	N/A
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

No. 0620, Yongleyingshiwenhuanan Rd.,
Yongledian Town, Tongzhou District, Beijing, PR China	101105
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (+86 10-62690222/0255/0299)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 5, 2010, the Board of Directors of Compass Acquisition Corporation, Inc. (the “Company”) determined it to be in the Company’s best interests to move towards establishing a Board of Directors comprised of a majority of independent directors and therefore, Mr. Kang Chungmai resigned from the Board of Directors on November 5, 2010. Mr. Kang’s decision to resign is not as a result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

Mr. Kang’s resignation will allow the Board of Directors of the Company to be comprised of independent directors by adding three independent board members, whereas had Mr. Kang not resigned, the Board of Directors of the Company would have had to add four independent board members.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

COMPASS ACQUISITION
CORPORATION

Date: November 8, 2010	By:	/s/ Mr. Zhang Hui
Mr. Zhang Hui
President and Chief Executive Officer